UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 24, 2003

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number,

including area code)

Item 5.     Other Events

      Amended Audit Report

      In connection with the proposed filing of a registration statement by Critical Path, Inc. (the “Company”), PricewaterhouseCoopers LLP has updated its report as of December 22, 2003 on the consolidated financial statements and financial statement schedule of the Company for the fiscal year ended December 31, 2002 to add an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 22 of Notes to Consolidated Financial Statements — Subsequent Events.

      The share and per-share amounts presented in the consolidated financial statements have been retroactively restated to give effect to the one-for-four reverse stock split, effected on August 1, 2003, of the Company’s authorized and outstanding common stock and of all shares of common stock subject to stock options and warrants. In addition, the conversion price of the Series D preferred stock presented in the consolidated financial statements has been retroactively restated as a result of the reverse stock split. The updated report and consolidated financial statements, including Note 22 — Subsequent Events and effects of the reverse stock split thereto and financial statement schedule, are included in Item 7 — Financial Statements and Exhibits.

Item 7.     Financial Statements and Exhibits.

      (c) Exhibits.

99.1	Consolidated Financial Statements
Report of Independent Accountants
Consolidated Balance Sheets as of December 31, 2001 and 2002
Consolidated Statements of Operations for the years ended December 31, 2000, 2001 and 2002
Consolidated Statements of Shareholders’ Equity (Deficit) for the years ended December 31, 2000, 2001 and 2002
Consolidated Statements of Cash Flows for the years ended December 31, 2000, 2001 and 2002
Notes to Consolidated Financial Statements
99.2	Schedule II — Valuation and Qualifying Accounts for the years ended December 31, 2000, 2001 and 2002
99.3	Consent of PricewaterhouseCoopers LLP

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: December 24, 2003

CRITICAL PATH, INC.

By:	/s/ WILLIAM SMARTT
William Smartt
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Financial Statements as follows:
Report of Independent Accountants
Consolidated Balance Sheets as of December 31, 2001 and 2002
Consolidated Statements of Operations for the years ended December 31, 2000, 2001 and 2002
Consolidated Statements of Shareholders’ Equity (Deficit) for the years ended December 31, 2000, 2001 and 2002
Consolidated Statements of Cash Flows for the years ended December 31, 2000, 2001 and 2002
Notes to Consolidated Financial Statements
99.2	Schedule II — Valuation and Qualifying Accounts for the years ended December 31, 2000, 2001 and 2002
99.3	Consent of PricewaterhouseCoopers LLP

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